Exhibit 99.1

Charlotte’s Web Appoints Angela McElwee, Former CEO of Gaia Herbs, to Board of Directors

30 years experience growing natural products CPG businesses through board and executive leadership positions

LOUISVILLE, COLO - October 12, 2023 - Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company") (TSX:CWEB, OTCQX:CWBHF), the market leader in hemp CBD extract products, is pleased to announce the appointment of Angela McElwee to its Board of Directors.

Angela McElwee is a seasoned executive with expertise in building businesses and brands within the natural products industry. For more than 30 years she has held leadership positions with wellness-centric consumer packaged goods (“CPG”) organizations.

From April 2008 to January 2021, she was an executive at Gaia Herbs, Inc. (“Gaia”), where she also served on the Board of Directors from 2013-2021. Gaia Herbs is an award-winning natural herbal products brand offering more than 200 quality herbal products in North America. From 2016-2021 she served as President and Chief Executive Officer of Gaia, delivering catalytic growth on both the top and bottom line, as well as leading the conversion to a B Corporation. Her tenure as CEO led to her being named as one of RealLeaders 100 Women in Impact, as well as to the prestigious Inc. Best of Business list in 2020 for inspiration and innovation.

Prior to her tenure at Gaia, she led the US sales organization at Nature’s Way Products, LLC. She currently serves on the Board of Directors of Cyanotech Inc. a Nasdaq-listed company, where she serves on the Audit Committee. Other board roles include venture capital backed businesses, including Reunion Foods Inc., and Nuts for Cheese Inc., as well as the non-profit Naturally Network. As an advisor and board member, Angela excels at helping brands, teams and individuals stretch, grow and succeed in times of rapid change and growth. Ms. McElwee’s deep experience in the natural products and CPG industry gives her a unique insight into Charlotte’s Web’s business and the competitive landscape. She holds a B.S. in Biology from Miami University.

“Angela has an excellent track record of profitably scaling vertically integrated brands with effective go-to-market strategies and channel management,” said John Held, Chairman of Charlotte’s Web. “She also brings extensive knowledge in marketing mission driven companies as a force for good, both through executive leadership and board seats.”

Ms. McElwee will serve on the Compensation Committee of the Board.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, ReCreate™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum options, including ReCreate™ by Charlotte’s Web, broad-spectrum CBD certified NSF for Sport®. ReCreate is the official CBD of Major League Baseball©, Angel City Football Club and the Premier Lacrosse League. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are North American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, calming, exercise recovery, immunity), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”.

Subscribe to Charlotte's Web investor news.

© Major League Baseball trademarks and copyrights are used with permission of Major League Baseball. Visit MLB.com.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information:

Cory Pala | Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

Charlotte’s Web Holdings, Inc.

THE WORLD’S MOST TRUSTED HEMP EXTRACT